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Exhibit 10.22

Agreement

        This Agreement is by and between Roger R. Adams ("Adams") and Robert J. Ward ("Ward")(collectively called "Parties")

        For and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

          1)    The Parties shall execute and deliver to each other such additional forms, documents, consents, agreements, and releases as may be reasonably requested to effectuate the intent of this Agreement and to facilitate the successful, efficient, and timely contemplated initial public offering of Heelys, Inc. ("Heelys") (which, including the underwriters' over-allotment option to purchase shares from Heelys' existing shareholders and resell them to the public, is referred to as the "IPO").

          2)    Effective as of the initial public offering, and in consideration solely for the fulfillment of all rights, obligations, duties, claims and demands owed to Ward by Adams arising out of the Stockholders Agreement dated May 24, 2000 ("Stockholders Agreement"), Adams shall assign and transfer to Ward 136,775 shares in Heelys (subject to the provisions of paragraph 7 of this Agreement), such that Ward shall own a total of 386,775 shares, and provide Ward with the right to sell up to 136,775 shares transferred from Adams to Ward at the initial public offering. Effective as of the initial public offering, Ward hereby authorizes Heelys to remove the "Legend" referenced in the Stockholders Agreement from all shares of legended stock owned by Adams. For purposes of the initial public offering, Ward consents to the immediate removal of the "Legend" from 1.25 million shares of legended stock owned by Adams.

          3)    The Parties understand and agree that if the 136,775 shares are transferred to Ward by Adams pursuant to this Agreement, these 136,775 shares will be sold at the initial public offering and neither those shares nor the legended shares owned by Adams and referenced in the prior paragraph (whether sold in the IPO or retained) shall bear any restrictive legend or otherwise be encumbered. The Parties further understand and agree that none of such stock is being transferred to Ward from Heelys, but all such stock is being transferred from Adams to Ward.

          4)    Adams acknowledges and agrees that the 136,775 shares transferred by Adams to Ward, and the allocation of 136,775 shares to be sold by Ward at the initial public offering, will be exchanged solely for all of Ward's contract rights set forth in the Stockholders Agreement, and none of that represents compensation for services rendered by Ward or anyone else. Adams further agrees that he will not take a deduction from ordinary income for said transfer, or otherwise claim a right to a deduction for the transfer of said shares in any filing with the Internal Revenue Service on a tax return or otherwise, or take a tax position that is in any way inconsistent with the provisions of this Agreement.

          5)    Heelys has represented in its November 17, 2006 S-1 filing with the SEC that Ward shall be permitted to sell up to 272,269 of the 386,775 shares owned by Ward at the IPO, and that Ward has the right to sell up to a total of 136,775 shares at the initial public offering, and up to a total of 135,494 shares in the over-allotment, if any. Heelys has represented in its November 17, 2006 S-1 filing with the SEC that Adams shall be permitted to sell up to 1,123,581 shares at the IPO, and that Adams has the right to sell up to a total of 815,656 shares at the initial public offering, and up to a total of 307,925 shares in the over-allotment, if any.

          6)    If the over-allotment (also referred to as the "Greenshoe") is not exercised, the Parties agree to use commercially reasonably efforts to register Ward's allocation of 135,494 shares upon Heelys' first firm underwritten secondary offering. The Parties agree that the numbers of shares of stock to be sold as stated in paragraphs 3 and 5 herein above are based upon calculations provided by Heelys, and in the event the calculations prove to be incorrect and the actual shares available to be sold in the over-allotment, if any, are materially different from what is stated herein, Adams and Ward shall mediate such issues in good faith in Dallas County, Texas, but in no event shall Ward be liable to Adams or shall Adams be liable to Ward for such error, and neither Ward nor Adams waive any rights, benefits, or remedies pursuant to existing agreements or understandings with Heelys.

          7)    If Heelys does not close an initial public offering by June 30, 2007, then this Agreement is void ab initio and Adams and Ward shall immediately be placed in the same position as to the Stockholders Agreement as if this Agreement had never existed, with all of their rights, obligations, claims, and defenses.

          8)    The Parties each acknowledge that he/it is fully and completely informed by independent counsel and by his/its independent investigation of the facts relating to the subject matter of this Agreement and of the rights and liabilities of all Parties; that each enter into this Agreement voluntarily, after having given careful and mature consideration to the making of this Agreement; that this Agreement represents the entire agreement of the parties with regard to the subject matter of this Agreement; that each Party is legally competent to execute this Agreement and, if executed in a representative capacity, that the individual executing this Agreement has the actual authority to execute this Agreement; and that this Agreement shall not be suspended, amended, or modified in any manner except by an instrument in writing signed by all Parties sought to be bound.

          9)    Where applicable, the terms hereof shall survive the closing of this Agreement. As used in this Agreement, whenever the context so indicates, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be defined to include the others. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, while still carrying out the intent of this Agreement.

          10)  This Agreement may be signed in counterpart copies. A set of counterpart copies that collectively contains the signature of all Parties shall constitute an original.

          11)  It is expressly understood and agreed that the terms hereof are contractual and not merely recitals. Each Party expressly warrants and represents that he/it owns the rights being compromised and released; that no persons or entities not expressly made a Party to this Agreement are required to join in this Agreement on behalf of any of them in order to make this Agreement and the documents to be executed by each of the Parties pursuant to this Agreement, valid, binding, and enforceable against each of them; and that none of them have compromised, settled, sold, assigned, or transferred any rights or interests made the subject of this Agreement.

          12)  This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.

          13)  This Agreement has been drafted after negotiation between and among all the Parties, all of whom are represented by counsel, and contains the work product of all Parties. Therefore, it is not to be construed strictly against any Party, but instead is to be construed fairly, according to the plain meaning of its terms.

          14)  This Agreement shall be governed by the laws of the State of Texas and is expressly performable in Dallas County, Texas.

Agreed on this 17th day of November 2006.

/s/ Roger R. Adams Roger R. Adams, Individually
/s/ Robert J. Ward Robert J. Ward, Individually

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